FTC Solar Announces CEO Transition

Sean Hunkler named President, CEO and Board member effective Sept. 24;

joining FTC Solar at a time of significant growth for the company

AUSTIN, Texas — Sept. 14, 2021 – FTC Solar, Inc. (Nasdaq: FTCI), a fast-growing global provider of solar tracker systems, software and engineering services, today announced that Tony Etnyre will step down as CEO and member of the Board of Directors. The Board has appointed Sean Hunkler as his successor effective Sept. 24, 2021. Etnyre will continue to support the company on strategic matters and business development through a transition period reaching into 2022.

T.J. Rodgers, Chairman of the FTC Solar Board of Directors, said, “This transition comes at a time when Tony’s customer adoption efforts at FTC Solar are delivering unprecedented growth, but we are being challenged by a tough operational environment. The selection of Sean Hunkler to succeed Tony as CEO results from his extensive experience and demonstrated track record of driving growth and operational excellence across all aspects of global operations for industry leading companies. We are confident in Sean’s ability to take the company to the next level of operational performance, positioning FTC Solar to better serve customers worldwide while scaling the company to meet the increased demand for our products and services. We are thankful to Tony for all that he has done for FTC Solar since the company’s inception in 2017, including taking the company public to provide us with a strong balance sheet to fuel long-term growth.”

Mr. Hunkler joins FTC Solar from Western Digital Corporation where he serves as Executive Vice President of Global Operations, overseeing all aspects of global activities including providing leadership to more than 62,000 people across a network including 18 factories. Prior to joining Western Digital in 2018, Hunkler had significant semiconductor and solar experience, including serving as EVP of Global Operations for NXP Semiconductors, and then Chief Operating Officer of its spin-off company, Nexperia. Prior to those positions, he held senior leadership roles at SunEdison/MEMC Electronic Materials, Freescale Semiconductor and Motorola.

“I am honored and excited that the Board has selected me to succeed Tony as FTC Solar’s President and CEO,” said Hunkler. “It’s been outstanding to watch all that FTC Solar has accomplished in a short period of time. The company is providing differentiated products and services that are clearly resonating in the marketplace and delivering exceptional value for its customers. I will work tirelessly to build on FTC Solar’s strong foundation, further scale the company and help deliver strong results for all of our key stakeholders.”

Mr. Etnyre, who has been a member of the FTC Team since its inception and serving as CEO since March of 2019, said “It’s been a privilege to serve FTC Solar. I am proud of everything the full FTC team has accomplished so far, and I’m thankful of the support the board has shown during my tenure. I’ve known Sean for many years and have worked with him on multiple occasions. As I pass the FTC Solar CEO baton to him, I know he will be a great fit for the company and will take FTC Solar to new levels of achievement.”

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a fast-growing, global provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements because of several factors, including those described in more detail in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

FTC Solar Media Contact:

Scott Deitz
On behalf of FTC Solar
T: (336) 908-7759

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